Exhibit 12.1


                                ACTIVISION, INC.
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

[ACTIVISION LOGO]

RATIO OF EARNINGS TO FIXED CHARGES

                                                                          Fiscal year ending March 31,
                                            -------------------------------------------------------------------------------------
                                                 1999             2000             2001             2002             2003
                                            ---------------- ---------------- ---------------- --------------- ------------------

Pre-tax income from continuing operations
   before loss in minority investees        $ 23,636          $(38,636)        $ 32,912          $ 83,500       $ 103,708
                                            ---------------- ---------------- ---------------- --------------- ------------------

Fixed Charges
   Interest expense                         $  4,974          $  9,375         $  9,399          $  1,188       $     933
   Facility rent expense - 30%                 1,316             1,316            1,409             1,604           2,270
   Equipment rent expense - 25%                  162               214              166               196             344
                                            ---------------- ---------------- ---------------- --------------- ------------------
     Total Fixed Charges                    $  6,452          $ 10,905         $ 10,974          $  2,988       $   3,547
                                            ---------------- ---------------- ---------------- --------------- ------------------

Pre-tax income from continuing operations
   before loss in minority investees,
   plus fixed charges                       $ 30,088          $(27,731)        $ 43,886          $ 86,488       $ 107,255
                                            ---------------- ---------------- ---------------- --------------- ------------------

   Ratio of Earnings to Fixed Charges           4.66             A                 4.00             28.95           30.24
                                            ---------------- ---------------- ---------------- --------------- ------------------


A Due to the loss in fiscal year 2000, the ratio coverage was less than 1:1. Additional earnings of $38.6 million must be generated to achieve coverage of 1:1.